EXECUTION VERSION



                               SECOND AMENDMENT TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of July 21, 1999, is entered into by and among:

                  (1)  BELL   MICROPRODUCTS   INC.,  a  California   corporation
         ("Borrower");

                  (2) Each of the financial institutions listed in Schedule I to the Restated Credit Agreement referred to in Recital A below (the "Banks");

                  (3) CALIFORNIA BANK & TRUST, a California banking corporation,
         as   administrative   agent   for  the   Banks   (in   such   capacity,
         "Administrative Agent"); and

                  (4) UNION BANK OF CALIFORNIA, N.A., a national banking association ("UBOC"), as collateral agent for the Banks (in such capacity, "Collateral Agent").


                                    RECITALS

         A. Borrower, the Banks, Administrative Agent and Collateral Agent are parties to a Third Amended and Restated Credit Agreement dated as of November 12, 1998, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of May 13, 1999 (as amended, the "Restated Credit Agreement").

         B. Borrower has requested Administrative Agent, Collateral Agent and the Banks to amend the Restated Credit Agreement in certain respects.

         C. Borrower, the Banks, Administrative Agent and Collateral Agent are willing so to amend the Restated Credit Agreement upon the terms and subject to the conditions set forth below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Banks, Administrative Agent and Collateral Agent hereby agree as follows:

         1. Definitions, Interpretation. All capitalized terms defined above and elsewhere in this Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the Restated Credit Agreement, as amended by this Amendment. The rules of construction set forth in Section I of the Restated Credit Agreement shall, to the extent not inconsistent with the terms of this Amendment, apply to this Amendment and are hereby incorporated by reference.

         2. Amendment to Credit Agreement. Subject to the conditions set forth in paragraph 4 below, the Restated Credit Agreement is hereby amended as follows:

                  (a) Subparagraph 2.01(a) is hereby amended by changing the reference to "May 30, 2000" set forth therein to "July 30, 2000".

                  (b) Clause (vi) of Subparagraph 5.02(m) is hereby amended to read in its entirety as follows:

                           (vi) Its  Interest  Coverage  Ratio (A) for the three
                  quarter period beginning on April 1, 1998 and ending on December 31, 1998 to be less than 2.00 to 1.00; and (B) for any consecutive four-quarter period thereafter to be less than 2:00 to 1:00; provided, however, that for the consecutive four-quarter period ending on June 30, 1999, Borrower's Interest Coverage Ratio shall not be less than 1.80 to 1.00; or

         3. Representations and Warranties. Borrower hereby represents and warrants to Administrative Agent, Collateral Agent and the Banks that, on the date of this Amendment and after giving effect to the amendments set forth in paragraph 2 above on the Effective Date (as defined below), the following are and shall be true and correct:

                  (a) The  representations and warranties set forth in Paragraph
         4.01 of the Restated Credit Agreement are true and correct in all material respects;

                  (b) No Default or Event of Default has occurred and is continuing; and

                  (c) Each of the Credit Documents is in full force and effect.

         4. Effective Date. The amendments to the Restated Credit Agreement effected by paragraph 2 above shall become effective on July 21, 1999 (the "Effective Date"), subject to receipt by the Banks, Administrative Agent and Collateral Agent on or prior to the Effective Date of the following, each in form and substance satisfactory to the Banks, Administrative Agent, Collateral Agent and their respective counsel:

                  (a) This Amendment duly executed by Borrower, the Banks, Administrative Agent and Collateral Agent;

                  (b) A letter in the form of Attachment A hereto  appropriately
         completed,   dated  the  Effective  Date  and  duly  executed  by  each
         Guarantor;

                  (c) A nonrefundable amendment fee equal to Twenty Six Thousand Dollars ($26,000.00) to be shared equally among the Banks; and

                  (d) Such other evidence as Administrative Agent, Collateral Agent or any Bank may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Amendment.

         5. Effect of this Amendment. On and after the Effective Date, each reference in the Restated Credit Agreement and the other Credit Documents to the Restated Credit Agreement shall mean the Restated Credit Agreement as amended hereby. Except as specifically amended above, (a) the Restated Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed and (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Banks, Administrative Agent or Collateral Agent, nor constitute a waiver of any provision of the Restated Credit Agreement or any other Credit Document.

         6.       Miscellaneous.

                  (a) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                  (b) Headings. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

                  (c) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

         IN WITNESS WHEREOF, Borrower, the Banks, Administrative Agent and Collateral Agent have caused this Amendment to be executed as of the day and year first above written.

BORROWER:                           BELL MICROPRODUCTS INC.


                                    By:__________________________________
                                       Name:
                                       Title:


                                    By:__________________________________
                                       Name:
                                       Title:


ADMINISTRATIVE AGENT:               CALIFORNIA BANK & TRUST,
                                    As Administrative Agent


                                    By:__________________________________
                                       Name:
                                       Title:


                                    By:__________________________________
                                       Name:
                                       Title:


COLLATERAL AGENT:                   UNION BANK OF CALIFORNIA, N.A.,
                                    As Collateral Agent


                                    By:__________________________________
                                       Name:
                                       Title:


                                    By:__________________________________
                                       Name:
                                       Title:

BANKS:                              CALIFORNIA BANK& TRUST,
                                    As a Bank


                                    By:__________________________________
                                       Name:
                                       Title:


                                    By:__________________________________
                                       Name:
                                       Title:


                                    UNION BANK OF CALIFORNIA, N.A.,
                                    As a Bank


                                    By:__________________________________
                                       Name:
                                       Title:


                                    By:__________________________________
                                       Name:
                                       Title:


                                    SANWA BANK CALIFORNIA,
                                    As a Bank


                                    By:__________________________________
                                       Name:
                                       Title:


                                    COMERICA BANK - CALIFORNIA,
                                    As a Bank


                                    By:__________________________________
                                       Name:
                                       Title:

                                    U.S. BANK NATIONAL ASSOCIATION,
                                    As a Bank


                                    By:__________________________________
                                       Name:
                                       Title:


                                    By:__________________________________
                                       Name:
                                       Title:

                                  ATTACHMENT A

                        FORM OF GUARANTOR CONSENT LETTER


                                  July 21, 1999

TO:      ADMINISTRATIVE AGENT,
         As Administrative Agent for the Banks
         and the Agents under the Restated
         Credit Agreement referred to below

         1.       Reference is made to the following:

                  (a) The Third Amended and Restated Credit Agreement dated as of November 12, 1998, among Borrower, the Banks and Administrative Agent, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of May 13, 1999 (as amended, the "Restated Credit Agreement");

                  (b) [The Bell Canada Guaranty, dated as of November 12, 1998 (the " Bell Canada Guaranty"),] [The Bell-Tenex Guaranty, dated as of November 20, 1998 (the "Bell-Tenex Guaranty"),] executed by the undersigned ("Guarantor") in favor of the Banks and Administrative Agent; and

                  (c) The Second Amendment to Third Amended and Restated Credit Agreement, dated as of July 21, 1999, among Borrower, the Banks, Administrative Agent and Collateral Agent (the "Second Amendment");

         2. Guarantor hereby confirms that it is a wholly-owned subsidiary of [Bell Microproducts Inc., a California corporation] [Bell Microproducts Canada Inc., a California corporation ("Bell Canada") and that Bell Canada is a wholly-owned subsidiary of Bell Microproducts Inc., a California corporation].

         3. Guarantor hereby consents to the Second Amendment, including without limitation, the extension of the Revolving Loan Maturity Date from May 31, 2000 to July 31, 2000. Guarantor expressly agrees that the Second Amendment shall in no way affect or alter the rights, duties, or obligations of Guarantor, the Banks or Administrative Agent under the [Bell Canada Guaranty] [Bell-Tenex Guaranty].

         4. Pursuant to the [Bell Canada Guaranty] [Bell-Tenex Guaranty], Guarantor continues to guaranty the payment when due of, inter alia, all loans, advances, debts, liabilities and obligations, however arising, owed by the Borrower to any Agent or any Bank of every kind and description now existing or hereafter arising pursuant to the terms of the Restated Credit Agreement as amended by this Second Amendment or any of the other Credit Documents.

         5. [The Security Agreement, dated as of November 20, 1998 between Bell Microproducts Canada - Tenex Data ULC and Administrative Agent (the "Security

Agreement") and any other security granted to any Agent or any of the Banks from time to time as security for the obligations of the Guarantor under the Bell-Tenex Guaranty (in each case as such security may be amended, modified, restated, replaced, supplemented, acknowledged or confirmed from time to time) remains in full force and effect and unamended, and the security interests, mortgages, charges, liens, assignments, transfers and pledges granted by Guarantor in favor of any Agent and the Banks pursuant to the Security Agreement and such other documents (if any) continue to extend to all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time due or accruing due, of Guarantor to any of the Banks and any Agent arising under, in connection with or pursuant to the Restated Credit Agreement, the other Credit Documents and the Bell-Tenex Guaranty, as acknowledged and confirmed by this Guarantor Consent Letter, notwithstanding the amendment of the Restated Credit Agreement by the Second Amendment.]

         6. From and after the date hereof, the term "Restated Credit Agreement" as used in the [Bell-Canada Guaranty] [Bell-Tenex Guaranty] shall mean the Restated Credit Agreement, as amended by the Second Amendment.

         7.  Guarantor's  consent to the Second Amendment shall not be construed
(i) to have been required by the terms of the [Bell Canada Guaranty] [Bell-Tenex Guaranty] or any other document, instrument or agreement relating thereto or
(ii) to require the consent of Guarantor in connection with any future amendment of the Restated Credit Agreement or any other Credit Document.

         IN WITNESS WHEREOF, Guarantor has executed this Guarantor Consent Letter as of the day and year first written above.


                                     [BELL/MICROPRODUCTS CANADA-TENEX DATA ULC]
                                     [BELL MICROPRODUCTS CANADA INC.]


                                     By: ____________________________
                                           Name:_______________________
                                           Title:________________________